U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549

                                   Form 10-SB/A/2

              GENERAL FORM FOR REGISTRATION OF SECURITIES OF SMALL
                                BUSINESS ISSUERS
          Under Section 12(b) or 12 (g) of the Securities Act of 1934


                        INTERNATIONAL POWER GROUP, LTD.
              ----------------------------------------------------
                 (Name of Small Business Issuer in its charter)

          Delaware                                 20-1686022
     ------------------------                 ---------------------
     (State of Incorporation)               (I.R.S. Employer I.D.Number)



                    6 Glory Lane, Sussex, New Jersey 07461
                  -------------------------------------------
                    (Address of Principal executive offices)


                    Issuer telephone number: (973) 875-6423


          Securities to be registered under Section 12 (b) of the Act:

         Title of each class Name of exchange on which to be registered each class is to be registered

                                    None


          Securities to be registered under Section 12(g) of the Act:

                                  Common Stock
                                (Title of Class)





Part I

Item 1 - Description of the Business

     International Power Group, Ltd. ("Company") was incorporated in State of Delaware on November 30, 1998 as Ednet, Inc. The Certificate of Incorporation was amended to International Power Group, Ltd. on September 24, 2004. The Company acquired International Power, Inc. on October 5, 2004 International Power, Inc acquired the assets of Terra Mar Environmental Systems Incorporated
(TMES) on August 20, 2004. The Company, on December 2, 2004 acquired fifty per cent of Tratamientos Ambientales Tecate a Mexican Corporation. The core business of Tratamientos Ambientales Tecate (TAT) consists of the remediation and disposal of hazardous waste in Mexico.


     The Company is dedicated to the promotion of cooperation among energy producing industries and nations through the advancement of environmentally friendly practices and the continued development of cutting edge technologies. Through its international contacts, the Company is uniquely positioned to address the various waste management needs of developing industrial nations as well as the waste disposal needs of industrial nations in Asia and the Pacific Rim. The Company offers services that included the following; waste reduction; vitrification; compaction; and shallow burial of hazardous waste.



Item 2. Management's Discussion and Analysis or Plan of Operations.

     The Company is considered to be in the development stage as defined in the Statement of Financial Accounting Standards ("FASB") No.7. Management believes it will be able to satisfy its cash requirements through debt financing and sales of equity through private placements during the next twelve months. However, there can be no assurance that the Company will be able to raise the financing required.

     In the next twelve months, the Company plans to seek out business opportunity candidates. The Company, on December 2, 2004 acquired fifty per cent of Tratamientos Ambientales Tecate a Mexican Corporation. The core business of Tratamientos Ambientales Tecate (TAT) consists of the remediation and disposal of hazardous waste in Mexico.

     May of 2005 International Power Group signed a contract with Naanovo Energy for three hundred million dollars ($300,000,000) for a twelve module Waste To Energy Plant. Also, a contract was signed in April 2005 with Providence Financial Services to finance the Waste to Energy plant in Mexico.

     With Naanovo's proprietary waste to energy technology each module is capable of combusting 180 tons per day of municipal solid waste to below 10% of its original volume and 20% of its original weight while generating a minimum of 6 megawatts of electricity as a byproduct of the process. Also, the natural byproduct of each Waste To Energy module is distilled water in substantial quantity (145,920 gallons per day).

Governmental Regulation.

In connection with its remediation and disposal of hazardous waste activities, the Company will be required to comply with all regulations, rules and directives imposed by the Mexican government. The Company will be required to prepare and file with Ministry of Ecology in Mexico a study of ecological impact, which report must be approved by the ministry. The Company expects, upon filing of its required report, to receive approval from the ministry.

Item 3. Description of Property.

The Company's executive offices are located at 6 Glory Lane, Sussex, New Jersey 07461. The premises are owned by Mrs. Wagenti, the Company's Vice President's wife, and are leased to the Company rent free on a month to month basis.

Item 4. Security Ownership of Certain Beneficial Owners and Management.


The following table identifies, as of June 30, 2005, the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns more than five percent of the outstanding common stock, (ii) each officer and director, and (iii) and officers and directors of the Company as a group. The following information is based upon 294,860,000 shares of common stock of the Company which were issued and outstanding as of June 30, 2005. The address for each party below is 6 Glory Lane, Sussex, New Jersey 07461, the address of the Company.



                                                             Percentage of
                       Common Stock                          Common Stock
Name and               Beneficially                          Beneficially
Address (1)            Owned (1)                             Owned (1)
-----------            ---------                             ---------



Peter Toscano(2)      105,514,830                              35.80
Jack Wagenti(3)       109,681,480                              37.20
Jose Garcia             1,500,000                              00.50*
Richard C. Paszyc(4)    7,320,000                              02.48
Georgi Grechko             40,000                           00.00001*
John Malin              3,610,000                              01.20
Salvatore Arnone(5)       400,000                             00.14*
Robert Astore           1,000,000                             00.34*

(officers and
directors as a

group 8 person)       229,066,310                             77.66

------------------------------------------------------------------------------

* Less than one percent


(1). The address for each party is the address of the Company.
(2). Represents 104,514,830 shares of common stock of the Company held individually by Mr. Toscano, 1,000,000 shares of common stock of the Company by Mr. Toscano's spouse.
(3). Represents 108,681,480 shares of common stock of the Company held individually by Mr. Wagenti and 1,000,000 shares of common stock of the Company by Mr. Wagenti's spouse.
(4). Represents 6,320,000 shares of common stock of the Company held individually by Mr. Paszyc and 1,000,000 shares of common stock of the Company by Mr. Paszyc's spouse. (5). Represents 400,000 shares of common stock of the Company held jointly with Mr. Arnone's brother.

"Beneficial ownership" means having or sharing, directly or indirectly (I) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

Item 5. Directors, Executive Officers, Promoters and Control Persons.
--------------------------------------------------------------------

The directors and executive officers of the Company, their ages, and the positions they hold are set forth below. The directors of the Company hold office until the next annual meeting of stockholders of the Company and until their successors in office are elected and qualified. All officers serve at the discretion of the Board of Directors.

Name                         Age                            Title
----                         ---                            -----

Peter Toscano                56                    Chairman of The Board
                                                   Chief Executive Officer,
                                                   President

Jack Wagenti                 68                    Vice President, Secretary,
                                                   and Director

Jose Garcia                  50                    Vice President, Director

Richard C. Paszyc            59                    Vice President, Director

Georgi Grechko               74                    Director

John Malin                   48                    Director

Salvatore Arnone             45                    Director

Robert Astore                68                    Director

Mr. Peter Toscano. Mr. Toscano has been Director, President and Chief Executive Officer of International Power Group since October of 2004. Mr. Toscano also, has been President, Chief Executive Officer and Director of US Precious Metals, Inc. since May of 2002. Mr. Toscano over the past five years has been heavily involved in materials reprocessing, export, and importation in Mexico. In addition, Mr. Toscano has had extensive experience in the development of systems for the management of hazardous wastes in Russia and Central Asia. Also, Mr. Toscano has been involved in various low-level radioactive waste management projects within the Pacific Rim. Within those arenas, Mr. Toscano has spearheaded projects that utilized strategic alliances with major companies such as Westinghouse and Waste Management. Among his responsibilities, Mr. Toscano has acted as a liaison bridging the gap between Russia and U.S. Corporations.

Mr. Jack Wagenti. Mr. Wagenti has been Director, Secretary and Chief Financial officer of International Power Group since October of 2004. Mr Wagenti is also, Director, Secretary, and Chief Financial Officer of U.S. Precious Metals since May 2002. From 1996 to the present, Mr. Wagenti has served in varying capacities of American International Ventures, Inc., a company trading on the Over The Counter Bulletin Board and Pink Sheet market. Presently, Mr. Wagenti resigned as Secretary/Treasurer, CFO as of October 15, 2005 and continues as a Director of American International Ventures, Inc.

Mr. Jose Garcia. Mr. Garcia, Vice President of U.S. Precious Metals, Inc. since May 2002 and President of U.S. Precious Metals de Mexico since March 2003. Mr.Garcia was appointed Vice President and Director to International Power Group on October 4, 2004. Mr. Garcia is from Morelia, Mexico and will be appointed President of IPWG Group de Mexico, which will be a wholly owned subsidiary of International Power Group, Ltd.

Mr. Richard C. Paszyc. Since 1996, Mr. Paszyc served as President & CEO of Terra Mar Environmental Systems, a wholly owned subsidiary of International Power. During this time, he has worked extensively within Eastern Europe, Central Asia and the Pacific Rim. Mr. Paszyc, prior to joining Terra Mar Environmental Systems, served as the Director of International Sales & Marketing for the State of Maine's Bangor International Airport. As a result of his work in international aviation affairs, Mr. Paszyc developed numerous governmental and business contacts, and he has also served on international bilateral treaty negotiating delegations with the US State Department. Mr. Paszyc was born in the United Kingdom, and he holds degrees in the fields of economics and business administration He received his education at Lindisfarne College and at the Edinburgh Graduate School of Business. In addition, Mr. Paszyc has attended St. Mary's College of California and the College of the Sequoias

Mr. Georgi Grechko. Dr. Grechko brings extensive technical expertise in the field of applied sciences. He will also help foster the international cooperation that is required for International Power's operation. He qualifies as an independent director as defined under the Sarbanes Oxley Act of 2002. Dr. Grechko, a Russian cosmonaut, flew on three space flights and at one time held the space endurance record. Dr. Grechko graduated from the Leningrad Institute of Mechanics with a doctorate in mathematics. He went on to work at Sergei Korolev's design bureau and from there was selected for cosmonaut training in the Soviet moon program. He went on to work on the Salyut space stations. After leaving the space program in 1992, Dr. Grechko became a lecturer in atmospheric physics at the Soviet Academy of Sciences.

Mr. John Malin. Mr. Malin is President and owner of Lawful Securities Systems since 1983. Mr. Malin has been in the security business for thirty two years. Mr. Malin acquired Alarms and Access Protective Devices in 2001.

Mr. Salvatore J. Arnone. Mr. Arnone is a Senior Account Executive with KMBS, Inc. Mr Arnone has been with KMBS, Inc. since May of 1998 to present. Mr. Arnone has received many exceptional achievement awards in his field.

Mr. Robert Astore. Mr. Astore was President and owner of Bergen Film Laboratories, Inc., Lodi New Jersey from 1960 to 1981. From 1981 to 1990 Mr. Astore was a self employed builder. Mr. Astore from 1990 to present is employed in seafood sales and brokerage. Mr. Astore received a Bachelor's Degree in Business Administration from the University of Miami.


The officers of the Company are not full time employees; the Company does not have a formal conflicts of interest policy governing its officers and directors. In addition, the Company does not have written employment agreements with any of its officers. Its officers intend to devote sufficient business time and attention to the affairs of the Company to develop the Company's business in a prudent and business-like manner. However, the officers may engage in other businesses related and unrelated to the business of the Company. As a result, the officers of the Company may have a conflict of interest in allocating their respective time, services, and future resources, and in exercising independent business judgment with respect to their other businesses and that of the Company.


Each director serves until the next annual meeting of shareholders and until his successor is elected and qualified. Each officer is elected to serve at the pleasure of the Board of Directors and until his successor has been elected and qualified.

Item 6. Executive Compensation.

The compensation for all directors and officers individually for services rendered to the Company for the fiscal year ended December 31, 2004:




                                SUMMARY COMPENSATION
Annual Compensation
Name and
Principal
Position              Year       ($)Salary      ($)Bonus        ($)Other
                    --------     ---------       ------          -------
Peter Toscano(1)     2004         $5,000          -0-              -0-
President, Chief
Executive Officer
and Director

Jack Wagenti(2)      2004          $5,000         -0-              -0-
Vice President
and Director

------------------------------------------------------------------------
(1). In fiscal 2004, Mr. Toscano received 50,000,000 shares of common stock valued as salary compensation for the period from June 2004 through May 31, 2005. The shares are valued at $0.0001 per share. In fiscal 2004, Mr. Toscano received 75,000,000 shares of common stock in 2004 in exchange for his shares in International Power, Inc. (2). In fiscal 2004, Mr. Wagenti received 50,000,000 shares of common stock valued as salary compensation for the period from June 2004 through May 31, 2005. The shares are valued at $0.0001 per share. In fiscal 2004, Mr. Wagenti received 75,000,000 shares of common stock in 2004 in exchange for his shares in International Power, Inc. The Company did not have any other form of compensation payable to its officers or directors, including any stock option plans, stock appreciation rights, or long term incentive plan awards for the periods during the fiscal years 2003 and 2004.

The Company's directors received no fees for their services in such capacity; however, they are reimbursed for expenses incurred by them in connection with the Company's business.

Item 7. Certain Relationships and Related Transactions.

The Company acquired International Power, Inc. on October 5, 2004 in return for 150,000,000 shares of common stock. International Power, Inc acquired the assets of Terra Mar Environmental Systems Incorporated (TMES) on August 20, 2004 for 2,281,000 shares of its common stock. The Company, on February 21, 2005, acquired a fifty per cent interest in Tratamientos Ambientales Tecate, a Mexican Corporation, in return for 3,100,000 shares of common stock. The business of Tratamientos Ambientales Tecate (TAT) consists of the remediation and disposal of hazardous waste in Mexico. In May of 2005, International Power Group signed a contract with Naanovo Energy to build and operate a twelve module Waste To Energy Plant. The estimated cost of this project is $300,000,000. Also, a contract was signed in April 2005 with Providence Financial Services to finance the Waste to Energy plant in Mexico. In fiscal 2004, Mr. Toscano received 50,000,000 shares of common stock valued as salary compensation for the period from June 2004 through May 31, 2005. The shares are valued at $0.0001 per share. In fiscal 2004, Mr. Toscano received 75,000,000 shares of common stock in 2004 in exchange for his shares in International Power, Inc. In fiscal 2004, Mr. Wagenti received 50,000,000 shares of common stock valued as salary compensation for the period from June 2004 through May 31, 2005. The shares are valued at $0.0001 per share. In fiscal 2004, Mr. Wagenti received 75,000,000 shares of common stock in 2004 in exchange for his shares in International Power, Inc.

In May 2005, the Company completed a private placement of its securities (Units) pursuant to Rule 504 of SEC Regulation wherein it sold 24.2 units and received $242,000 in gross proceeds. Similarly, in June 2005, the Company completed another private placement wherein it sold an additional 22.5 units and received $441,000 in gross proceeds. In each case, each unit was composed of 400,000 shares of our common stock and warrants to purchase an additional 200,000 shares at an exercise price of $.25 per share and expire 18 months from when they were issued.

Item 8. Description Of Securities.

Common Stock.

The Certificate of Incorporation of the Company authorizes the issuance of 750,000,000 shares of common stock, $.00001 par value, and as of December 31, 2004, 284,980,000 shares are issued and outstanding. The common stock carries no pre-emptive, conversion or subscription rights and is not redeemable. In addition, each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. On matters submitted to a shareholder vote, a majority vote of shareholders is required to be actionable. Cumulative voting in the election of directors is denied. All shares of common stock are entitled to participate equally in dividends and rank equally upon liquidation. All shares of common stock when issued are fully paid and non-assessable by the Company. There are no restrictions on repurchases of common stock by the Company relating to dividend or sinking fund installment arrearage.


PART II

ITEM 1. Market Price Of And Dividends On The Registrant's Common Equity And Related Stockholder Matters.

To date, our shares have not traded on any exchange. Our shares are traded between stockholders and third parties on an individual transaction basis and trading prices are published in the "pink sheets," a quotation service that displays sale prices, and volume information for transactions with market makers in over-the-counter ("OTC") equity securities. All such quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not necessarily represent actual transactions. Our symbol is "IPWG.PK".

This registration statement under Section 12(g) of the Securities Exchange Act of 1934 became effective on September 19, 2005, and our common stock is now registered under the Securities Exchange Act of 1934. Accordingly, we will now seek a market maker to file a Form 211 application with the NASD in order for our common stock to be quoted on the over-the-counter bulletin board of the NASD. The application will be subject to the review and approval of the NASD, and there can be no assurance that we will be approved for trading on the over-the-counter bulletin board.

Based on information obtained from the pink sheets, the high and low bid quotations for the common stock for each of the quarters of our fiscal years ended December 31, 2003 and December 31, 2004, and the three quarters ended September 30, 2005 -- the first three quarters of our 2005 fiscal year--are set forth in the table below:

                                                              Price Range

                                                       High($)            Low($)

Quarter ended 3/31/03                                   -0-                 -0-
Quarter ended 6/30/03                                   -0-                 -0-
Quarter ended 9/30/03                                   -0-                 -0-
Quarter ended 12/31/03                                  -0-                 -0-

Quarter ended 3/31/04                                   -0-                 -0-
Quarter ended 6/30/04                                   -0-                 -0-
Quarter ended 9/30/04                                   0.05               0.05

Quarter ended 12/31/04                                  0.06               0.06

Quarter ended 3/31/05                                   0.55               0.55
Quarter ended 6/30/05                                   0.40               0.25
Quarter ended 9/30/05                                   0.72               0.64

Currently, there are seven broker-dealers making a market in our common stock. On October 12, 2005, the closing bid and asked prices of our common stock as published on the pink sheets were $1.16 and $1.51 per share, respectively.


Holders

As of October 19, 2005, there were _675 holders of record of the Company's Common Stock.

Dividends

We have not paid any cash dividend to date, and we have no intention of paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of dividends is subject to the discretion of our Board of Directors and to certain limitations imposed under the Delaware Corporation Law. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operation, financial condition, cash requirements and other factors deemed relevant by our Board of Directors.

Warrants

As of June 30, 2005 (i) there are 9,860,000 outstanding warrants to purchase securities convertible into common stock of the Company and (ii) Pursuant to Rule 144. Under Rule 144, shareholders whose restricted shares meet the rule's one-year holding provisions, including persons who may be deemed affiliates of the Company, may resell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After a non-affiliated shareholder meets the two-year holding period of the rule, restricted securities may be resold without regard to the above restrictions. Restricted securities held by affiliates must continue, even after the two-year holding period, to meet the resale limitations discussed above.


Penny Stock

Our common stock is deemed a "penny stock". The Securities and Exchange Commission had adopted Rule 15g-9, which establishes the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience and objectives of the person and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker- dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Item 2. Legal Proceedings.

None.


Item 3. Changes In And Disagreements With Accountants On Accounting And Financial Disclosure.

None.

Item 4. Recent  Sales  Of  Unregistered  Securities.

In fiscal 2004, Mr. Toscano received 50,000,000 shares of common stock valued as salary compensation for the period from June 2004 through May 31, 2005. The shares are valued at $0.0001 per share. In fiscal 2004, Mr. Toscano received 75,000,000 shares of common stock in 2004 in exchange for his shares in

International Power, Inc. The shares were valued at $0.00001 per share. In fiscal 2004, Mr. Wagenti received 50,000,000 shares of common stock valued as salary compensation for the period from June 2004 through May 31, 2005. The shares are valued at $0.0001 per share. In fiscal 2004, Mr. Wagenti received 75,000,000 shares of common stock in 2004 in exchange for his shares in International Power, Inc. The shares were valued at $0.00001 per share.


The Company, on February 21,2005 acquired fifty per cent of Tratamientos Ambientales Tecate a Mexican Corporation for 3,100,000 common shares. The core business of Tratamientos Ambientales Tecate (TAT) consists of the remediation and disposal of hazardous waste in Mexico.

In May 2005, the Company completed a private placement of its common stock pursuant to Rule 504 of Regulation D, in which it sold 24.2 units and received $242,000 in gross proceeds. Each unit consisted of 400,000 shares of common stock and warrants to purchase an additional 200,000 shares of common stock. The warrants are exercisable at $0.25 per full share of common stock and expire eighteen months from dates of issuance. In June 2005, the Company completed a private placement of its common stock pursuant to Rule 504 of Regulation D, in which it sold 22.05 units and received $441,000 in gross proceeds. Again, each unit consisted of 400,000 shares of common stock and warrants to purchase an additional 200,000 shares of common stock. The warrants are exercisable at $0.25 per full share of common stock and expire eighteen months from dates of issuance.

The offering was completed pursuant to Rule 504 of Regulation D promulgated under Securities Act of 1933, as amended, on the basis that; (i) the offerings were less than $1,000,000, in the aggregate; (ii) no advertisement or general solicitation was used in connection with the offering, (iii) each recipient of securities represented his or her intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and, appropriate legends were affixed to the share certificates issued in such transactions, (iv) the Company had a specific business plan at the time of the offerings, being the exploration of the Solidaridad I property; and (v) the Company was not subject to the reporting requirements of the Securities and Exchange Act of 1934 at the time of the offering.


Item 5. Indemnification of Directors and Officers.
-------------------------------------------------
The Company's By-Laws eliminates personal liability in accordance with the Delaware General Corporation Law (DGCL). Under the DGCL, the Company may indemnify such persons if they acted in good faith or in a manner, which they reasonably believed to be in, and not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe their conduct was unlawful.

In so far as indemnification for liability arising from the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling the Company, the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 6.  Financial Statements

The information required by Item 6 and an index thereto commences on page F-l, which pages follow this page.

PART III

Exhibit                Description
-------                -----------

3(i)(a) Articles of Incorporation of the Company. *
3(i)(b) Certificate of Amendment to Articles of Incorporation. *
3(i)(c) Articles of Incorporation IPW Group de Mexico*
3(ii) By-Laws of the Company.*
10.1 Contract with NAANOVA ENERGY, USA*
10.2 Contract with Providence Financial*
10.3 Contract with Anthony S. Crisci, Esq. **
10.4 Letter of Engagement with Fran Tech International Licensing,Inc.**
10.5 Contract with CVI **
23.1 Consent of Independent Auditors (filed herewith)

* These exhibits were previously filed with the SEC on July 19, 2005, file number 000-51449 and are incorporated herein by reference.
** These exhibits were previously filed with the SEC on August 24, 2005, file number 000-51449 and are incorporated herein by reference.


SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 10-SB/A to be signed on its behalf by the undersigned, thereunto duly authorized.

International Power Group, Ltd.

/s/Peter Toscano
Peter Toscano
President and Chief
Executive Officer                               October 21, 2005

/s/Jack Wagenti
Jack Wagenti
Chief Financial Officer                         October 21, 2005

                         INTERNATIONAL POWER GROUP, LTD

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                December 31, 2004

                         INTERNATIONAL POWER GROUP, LTD
                          (A Development Stage Company)
                              FINANCIAL STATEMENTS
                                December 31, 2004





                                    CONTENTS




                                                                   PAGE

Accountant's Audit Opinion                                          1

Balance Sheet                                                       2

Statements of Operations and Deficit Accumulated
    During Development Stage                                        3

Statements of Changes in Stockholders' Equity                       4

Statements of Cash Flows                                            5

Notes To Financial Statements                                       6

                                ROBERT G. JEFFREY
                           CERTIFIED PUBLIC ACCOUNTANT
                                61 BERDAN AVENUE
                             WAYNE, NEW JERSEY 07470

LICENSED TO PRACTICE                              TEL:  973-628-0022
IN NEW YORK AND NEW JERSEY                        FAX:  973-696-9002
MEMBER OF AICPA                                   E-MAIL:  rgjcpa@optonline.com
PRIVATE COMPANIES PRACTICE SECTION
MEMBER CENTER FOR PUBLIC COMPANY AUDIT FIRMS
REGISTERED PUBLIC ACCOUNTING FIRM WITH
PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
International Power Group, Ltd.

I have audited the accompanying balance sheet of International Power Group, Ltd. (a development stage company) as of December 31, 2004, and the related statements of operations and deficit accumulated during development stage, changes in stockholders' equity, and cash flows for the years ended December 31, 2004 and 2003 and for the period April 15, 2002 (inception) to December 31, 2004. These financial statements are the responsibility of the Company management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted the audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Power Group, Ltd. As of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, and for the period April 15, 2002 (inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.

Robert G. Jeffrey
Certified Public Accountant
June 22, 2005

                         INTERNATIONAL POWER GROUP, LTD
                          (A Development Stage Company)
                                  BALANCE SHEET
                                December 31, 2004



                                                     ASSETS

Current Assets
      Cash                                          $ 20,038
      Prepaid expense                                  2,609
                                                     -------
              Total current assets                    22,647
                                                     -------
Other Assets
      Waste disposal permit                            2,000
      Investment                                       2,500
                                                     -------

              Total other assets                       4,500
                                                     -------

         TOTAL ASSETS                               $ 27,147
                                                     =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
      Accounts Payable                              $ 3,784
                                                     -------

              Total current liabilities               3,784
                                                     -------

Stockholders' Equity
    Common stock - authorized, 750,000,000
        shares of $.00001par value; issued and
        outstanding, 284,980,000 shares               2,850
    Capital in excess of par value                   58,150
    Accumulated deficit                             (37,637)

                  Total stockholders' equity         23,363
             TOTAL LIABILITIES AND
                 STOCKHOLDERS' EQUITY              $ 27,147
                                                     ======



See accompanying notes and accountant's report.

                         INTERNATIONAL POWER GROUP, LTD
                          (A Development Stage Company)
    STATEMENTS OF OPERATIONS and DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE


                                                          April 15, 2002
                                                          (Date of Inception of
                                     Year        Year     Development Stage) to
                                     2004        2003     December 31, 2004
                                     ----        ----     -----------------

REVENUE                             $   -        $  -         $      -

OPERATING EXPENSES                  37,637          -           37,637

LOSS ACCUMULATED DURING
    DEVELOPMENT STAGE             $(37,637)      $  -         $(37,637)
                                  =========      =======      =========


NET LOSS PER SHARE -
    Basic and diluted               $   -        $  -

WEIGHTED AVERAGE
    SHARES OUTSTANDING           247,182,404    165,000,000



See accompanying notes and accountant's report.

                         INTERNATIONAL POWER GROUP, LTD
                          (A Development Stage Company)
           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY For the Years
                        Ended December 31, 2004 and 2003

                                                            Capital
                                      Common Stock        In Excess Of     Accumulated
                                     Shares     Amount      Par Value        Deficit         Total
                                     ------     ------      ---------        -------         -----
Balance, December 31, 2002              500      $   -        $    -           $   -          $  -

Results of operations for the
    year                                                                           -             -
                                     ---------  ---------   -----------      ---------       -------

Balance, December 31, 2003              500          -             -               -             -

Stock split - 330,000 to 1      164,999,500          -

Shares cancelled               (132,000,000)         -

Adjustment                            -            330           (330)                           -

Shares issued for
    acquisition                 150,000,000      1,500                                         1,500

Shares issued for
     services                   100,000,000      1,000          9,000                         10,000

Sales of common stock             1,980,000         20         49,480                         49,500

Net loss for the year                                                         (37,637)       (37,637)

                                -----------      -----         ------          ------         -------
Balance, December 31, 2004      284,980,000     $2,850        $58,150        $(37,637)      $ 23,363
                                ===========      =====         ======          ======         ======

 See accompanying notes and accountant's report.

                         INTERNATIONAL POWER GROUP, LTD.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                   April 15, 2002
                                                                                 (Date of Inception of
                                                    Year        Year             Development Stage)
                                                    2004        2003             to December 31, 2004
                                                    ----        ----             --------------------

Cash Flows From Operations:
Net loss from operations                         $(37,637)      $  -                  $(37,637)
Adjustments to reconcile net loss to
    net cash consumed by operating
    activities:
  Charges not requiring cash outlay:
    Common stock issued for services                7,391          -                     7,391
    Asset write-off                                 1,500                                1,500

  Changes in assets and liabilities:
    Increase in accounts payable                    3,784          -                     3,784
                                                   -------                              -------
  Net cash consumed by operating
    activities                                    (24,962)                             (24,962)
                                                   ------                               ------

Cash Flows From Investing Activities:
    Acquisition of waste disposal permit           (2,000)                              (2,000)
    Investment in Mexican company                  (2,500)         -                    (2,500)
                                                   -------       -----                  -------
  Net cash consumed by investing
    activities                                     (4,500)         -                    (4,500)
                                                   -------       -----                  -------

Cash Flows From Financing Activities:
  Proceeds of sales of common stock                49,500          -                    49,500
                                                   ------        -----                  ------

  Net cash provided by financing
    activities                                     49,500                               49,500
                                                   ------        -----                  ------
Net increase in cash                               20,038          -                    20,038

Cash balance, beginning of period                    -             -                       -
                                                   ------        -----                  ------
Cash balance, end of period                      $ 20,038       $  -                  $ 20,038
                                                   ======        ======                 ======

 See accompanying notes and accountant's report.

                         INTERNATIONAL POWER GROUP, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004

Note 1.           ORGANIZATION AND BUSINESS

Organization

International Power Group, Ltd., (the Company) was incorporated November 30, 1998 in the state of Delaware as Ednet, Inc. Its name was changed to International Power Group, Ltd. on September 23, 2004.

The Company acquired 66% of the stock of International Power, Inc. (Power) in return for 150,000,000 shares of its common stock, which represented 82% of the number of shares of the Company outstanding after this transaction. The acquisition has been accounted for as a reverse merger with the Company being treated as the acquired company and Power being treated as the acquirer. Historic financial and other information of Power will be presented in all public filings. Under the accounting for a reverse merger, the assets and liabilities of the Company were recorded on the books of the continuing company at their market values, which approximate net realizable value, and the stockholders equity accounts of Power were reorganized to reflect the shares issued in this transaction. The financial statements include the effect of the acquisition on the financial position of the Company and the results of its operations. The statements of operations for the years ended December 31, 2004 and 2003 are based on the historical statements of income of the Company and Power for those periods and assume the acquisition took place on January 1, 2003.

Power is a Delaware corporation organized April 15, 2002. During 2004, it acquired the assets of Terra Mar Environmental Systems, Inc. (TMES) in return for 2,281,040 shares of its capital stock. The assets of TMES consisted principally of two contracts and proposals for the construction of waste disposal plants in countries of the former Soviet Union; neither of the contracts had been implemented; they expire December 31, 2005 and were not expected to be implemented. The shares of Power that were issued for the assets of TMES were redeemed from a portion of the shares that were acquired from the Company in the acquisition of Power. Power was later dissolved.

The Company and TMES had each previously operated in central Asia with contracts for the disposal of waste material; these companies, and Power, had been inactive in recent years.

On November 11, 2004 the Board of Directors authorized the acquisition of a 50% interest in Tratamientos Ambientales de Tecate, S.A. de C.V. (TAT), a Mexican corporation involved in the waste disposal business. This acquisition was concluded on February 21, 2005 by the issuance of 3,400,000 shares of the capital stock of the Company.


Ordinarily audited financial statements of Power would be included with this filing. Since Power has been inactive in recent years, however, and has no assets or liabilities except the two contracts referred to above which were deemed to have no value, such audited financial statements have been omitted.

                         INTERNATIONAL POWER GROUP, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004



Nature of Operations

The Company is a development stage company. Its business will be the coordination of construction and management of waste disposal plants. The Company is pursuing operations in two areas: one in central asia, and the other in Mexico. The plants that it operates will dispose of low-level radioactive waste (in central asia) and dispose of other waste, producing electric power and converting salt water to fresh water as bi products of the waste disposal process (in Mexico). It is currently negotiating with governments in both locations for the construction of multiple plants for the treatment of waste material and the production of electricity and fresh water.

Note 2.  DEVELOPMENT STAGE

The Company is a development stage company, as defined in Statement of Financial Accounting Standards (SFAS) No. 7. Generally accepted accounting principles that apply to established operating enterprises govern the recognition of revenue by a development stage enterprise and the accounting for costs and expenses. The Company has been in the development stage since April 15, 2002, the date of its inception.

Note 3.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a. Cash

           For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

       b.   Income Taxes

           The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the use of the "liability method". Accordingly, deferred tax liabilities and assets are determined based on differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the income that is currently taxable.

                         INTERNATIONAL POWER GROUP, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004


Note 3 (continued)

       c.   Fixed Assets

           Fixed assets will be recorded at cost and depreciated over their useful lives using an appropriate method.

       d.   Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.
           Accordingly, actual results could differ from those estimated.

       e.    Recognition of Revenue

           Revenue will be realized from the sales of product and services. Recognition will occur upon delivery of product or performance of services. In determining recognition, the following criteria will be considered: persuasive evidence that an arrangement exists; delivery has occurred; the sales price is fixed or determinable; and collectability is reasonably assured.

       f.    Fair Value of Financial Instruments

           The carrying amounts of the Company's financial instruments, which include cash equivalents and accounts payable, approximate their value at December 31, 2004.

       g.    Net Loss Per Share

           The Company computes net income (loss) per common share in accordance with SFAS No. 128, Earnings Per Share, and SEC Staff Accounting Bulletin (SAB) No. 98. Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net loss per common share are computed by dividing the net income (loss) available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. Accordingly, the number of weighted average shares outstanding as well as the amount of net income (loss) per share are presented for basic and diluted calculations for all periods reflected in the accompanying financial statements.

                         INTERNATIONAL POWER GROUP, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004


Note 3 (continued)

       h.    Common Stock

           Common stock of the Company has been issued in return for services. Values are assigned to these issuances equal to the value of services received or the market value of the common stock, whichever is most clearly evident.

       i.   Warrants Outstanding

           Warrants to purchase capital stock of the Company are valued in accordance with the provisions of SFAS No. 123, "Accounting for Stock Based Compensation".

       j.  Advertising Cost

           The Company expenses advertising cost when the advertisement occurs. There were no advertising costs during the years 2004 and 2003.

       k.  Segment Reporting

           Management treats the operations of the Company as one segment.

Note 4.           RELATED PARTY TRANSACTIONS

The Company makes its headquarters in premises owned by the Company vice president, which to date has been rent free. The market value of these rental facilities is negligible. Shares of common stock were issued to the officers of the Company for their services during the period August 1, 2003 to June 30, 2005. These issuances totaled 100,000,000 shares. They were valued at $10,000 which is being charged to expense during the periods benefited.

These officers also received 150,000,000 shares of Company stock in exchange for their two-thirds interest in the capital stock of Power. Subsequently, these officers acquired the remaining 1/3 of the capital stock of Power. Both the Company and Power had only nominal assets at the time of the acquisition, so these shares were assigned a nominal value.

                         INTERNATIONAL POWER GROUP, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004



Note 5.           INCOME TAXES

The Company experienced a loss during in 2004. The Internal Revenue Code allows net operating losses (NOL's) to be carried forward and applied against future profit for a period of twenty years. At December 31, 2004, the Company had an NOL carryforward of $37,637 available for Federal taxes and state taxes. The potential tax benefit of both the state and Federal NOL has been offset by a valuation allowance. If not used, the carryforward will expire as follows in 2004.

Under SFAS No. 109, deferred tax assets are not recognized unless it is more likely than not that the benefits will be realized. If realization is not likely, the amounts are offset by a valuation allowance. Accordingly, at December 31, 2004, $7,527 of deferred tax asset has been fully offset by a valuation allowance.

Note 6.           CAPITAL STOCK

During the months of November and December, the Company sold stock units, each unit comprised of four hundred thousand shares of common stock and two hundred thousand warrants to purchase common stock at a price of $.25 per share. The warrants are exercisable within an eighteen month period of the date of issuance. A total of 1,980,000 shares and 990,000 warrants were sold, yielding proceeds of $49,500.

Sales of common stock units continued in 2005, and 7,500,000 shares and 3,750,000 warrants were sold through June 22, 2005, yielding proceeds of $187,500. The total warrants outstanding at June 22, 2005 was 4,740,000.

                         INTERNATIONAL POWER GROUP, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004


Note 7.           OPERATING EXPENSES

Major categories of operating expenses are presented below.

                                                                            April 15, 2002
                                                                        (Date of Inception of
                                             Year         Year           Development Stage) to
                                             2004         2003             December 31, 2004
                                             ----         ----             -----------------
EXPENSES:

    Licenses and permits                     8,167          -                  8,167
    Travel                                   6,448          -                  6,448
    Officers' compensation                   7,391          -                  7,391
    Office supplies                          3,236          -                  3,236
    Other expenses                          12,395                            12,395
                                            ------        -------             ------
                  Total Expenses            37,637          -                 37,637


Note 8.           RENTS UNDER OPERATING LEASES

Rent expense for the period was $1,600. There are no operating leases with a noncancellable period in excess of one year.

Note 9.           SUPPLEMENTAL CASH FLOWS

There was no cash paid for interest or income taxes during the years ended December 31, 2004 and 2003.

The following non-cash investing and financing activity took place during 2004:

  a. The Company acquired two thirds of the capital stock of Power on October 1, 2004 in exchange for 150,000,000 shares of common stock.
  b. On October 19, 2004, 100,000,000 shares of common stock were issued to the officers of the Company in exchange for their services.
  c. On August 20, 2004, Power acquired the assets of TMES in exchange for 2,281,040 shares of its common stock.

                         INTERNATIONAL POWER GROUP, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004



Note 10. RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not anticipate the adoption of recently issued accounting pronouncements to have a significant effect on the Company's results of operations, financial position, or cash flows.

Note 11. SUBSEQUENT EVENT

On February 21, 2005, the Company issued 3,400,000 of its capital stock for a 50% equity interest in TAT, a Mexican corporation formed December 2, 2004.

See Note 6 for information concerning sales of capital stock during 2005.

                         INTERNATIONAL POWER GROUP, LTD

                         Index to Financial Information
                           Period Ended June 30, 2005



Item                                                                      Page

Item 1 - Financial Statements:

Balance Sheets                                                             2

Statements of Operations and Deficit Accumulated
During Development Stage - Six Months Ended
June 30, 2005 and June 30, 2004                                            3

Statement of Operations and Deficit Accumulated
During Development Stage - Three Months Ended
June 30, 2005 and June 30, 2004                                            4

Statements of Cash Flows                                                   5

Notes to Consolidated Financial Statements                                 6

Item 2 - Management's Discussion and
         Analysis or Plan of Operation                                     8

Item 3 - Controls and Procedures                                           9

                         INTERNATIONAL POWER GROUP, LTD
                          (A Development Stage Company)
                                  BALANCE SHEET
                                  June 30, 2005


                                                                ASSETS

                                                                   June 30, 2005    December 31, 2004
                                                                   -------------    -----------------
                                                                    (Unaudited)         (Audited)

Current Assets
         Cash                                                        $ 112,985           $ 20,038
         Prepaid expense                                                     -              2,609
                                                                    ------------       ------------
                  Total current assets                                 112,985             22,647
Other Assets
         Waste disposal permit                                           2,000              2,000
         Investment                                                      2,531              2,500
                                                                    ------------       ------------
                  Total other assets                                     4,531              4,500

             TOTAL ASSETS                                            $ 117,516           $ 27,147
                                                                    ============       ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
         Accounts Payable                                            $  41,157           $  3,784
         Liability for unissued stock                                   88,500                  -
         Loan payable to affiliate                                       5,000                  -
                                                                    ------------       ------------
                  Total current liabilities                            134,657              3,784

Stockholders' Equity (Deficit)
    Common stock - authorized, 750,000,000 shares of $.00001 par value; issued and outstanding, 294,680,000 shares and 284,980,000
        shares, respectively                                             2,947              2,850
    Capital in excess of par value                                     223,084             58,150
    Additional paid in capital-options                                 340,000                  -
    Accumulated deficit                                               (583,172)           (37,637)
                                                                    ------------       ------------
                  Total stockholders' equity (deficit)                 (17,141)            23,363

             TOTAL LIABILITIES AND
                 STOCKHOLDERS' EQUITY (DEFICIT)                      $ 117,516           $ 27,147
                                                                    ============       ===========




The accompanying notes are an integral part of these financial statements.

                         INTERNATIONAL POWER GROUP, LTD
                          (A Development Stage Company)
    STATEMENTS OF OPERATIONS and DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE
                                   (Unaudited)

                                                                                April 15, 2002
                                                                               (Date of Inception of
                                             Six Months Ended June 30,           Development Stage)
                                                2005         2004                to June 30, 2005
                                                ----         ----                 ----------------

REVENUE                                      $      -       $    -                    $       -

OPERATING EXPENSES                             545,535           -                      583,172

LOSS ACCUMULATED DURING
    DEVELOPMENT STAGE                        $(545,535)     $    -                    $(583,172)
                                              ========      =======                     =======

NET LOSS PER SHARE -
    Basic and diluted                        $      -       $    -
                                              ========      =======

WEIGHTED AVERAGE
    SHARES OUTSTANDING                      290,810,387     165,000,000
                                            ===========     ===========

Operating expenses included the following:

         Options expense                     $ 340,000           -                    $ 340,000
         Consulting expense                     74,020           -                       76,520
         Legal fees                             42,233           -                       44,233
         Office expenses                         9,845           -                       13,039
         Travel & meals                         24,057           -                       30,505
         Licenses and permits                      500           -                        9,117
         Officers compensation                   2,609           -                       10,000
         Other expenses                         52,271           -                       59,758
                                              --------                                 --------
                  Total Expenses            $  545,535                                 $583,172
                                              ========                                 ========




The accompanying notes are an integral part of these financial statements..

                         INTERNATIONAL POWER GROUP, LTD
                          (A Development Stage Company)
    STATEMENTS OF OPERATIONS and DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE
                                   (Unaudited)



                                                                                 April 15, 2002
                                                                                (Date of Inception of
                                            Three Months Ended June 30,          Development Stage)
                                                2005           2004               to June 30, 2005
                                                ----           ----               ----------------

REVENUE                                       $      -       $     -                      $       -

OPERATING EXPENSES                             486,467             -                        583,172


LOSS ACCUMULATED DURING
    DEVELOPMENT STAGE                         $(486,467)      $    -                      $(583,172)
                                               =========      =======                      =========


NET LOSS PER SHARE -
    Basic and diluted                         $     -         $    -
                                               =========     =========



WEIGHTED AVERAGE
    SHARES OUTSTANDING                         291,433,846     165,000,000
                                               ===========     ===========

Operating expenses included the following:

         Options expense                         $340,000         $340,000
         Consulting expense                        59,020                -                   76,520
         Legal fees                                24,583                -                   44,233
         Office expenses                            6,671                -                   13,039
         Travel & meals                            17,609                                    30,505
         Licenses and permits                           -                                     9,117
         Officers compensation                      1,305                                    10,000
         Other expenses                            37,279                                    59,758
                                                 --------                                  --------
                  Total Expenses                 $486,467                                 $583,172
                                                  =======                                  =======


The accompanying notes are an integral part of these financial statements.

                         INTERNATIONAL POWER GROUP, LTD.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                 April 15, 2002
                                                                                (Date of Inception of
                                                   Six Months Ended June 30,     Development Stage)
                                                       2005         2004          to June 30, 2005
                                                       ----         ----         -------------------
Cash Flows From Operations:
Net loss from operations                           $(545,535)     $     -           $(583,172)
Adjustments to reconcile net loss to
        net cash consumed by operating
        activities:
    Charges not requiring cash outlay:
         Common stock issued for services              2,609            -              10,000
         Options granted for services                340,000            -             340,000
         Asset write-off                                                                1,500
    Changes in assets and liabilities:
         Increase in accounts payable                 37,373            -              41,157
                                                    --------          ------         --------
      Net cash consumed by operating
         activities                                 (165,553)           -            (190,515)
                                                    --------          ------         --------

Cash Flows From Investing Activities:
    Acquisition of waste disposal permit                   -            -              (2,000)
    Investment in Mexican company                          -            -              (2,500)
                                                    --------          ------         --------
        Net cash consumed by investing
         activities                                        -            -              (4,500)
                                                    --------          ------         --------

Cash Flows From Financing Activities:
    Proceeds of sales of common stock                253,500            -             303,000
    Proceeds of loan                                   5,000            -               5,000
                                                    --------          ------         --------
        Net cash provided by financing
         activities                                  258,500            -             308,000
                                                    --------          ------         --------
Net increase in cash                                  92,947            -             112,985

Cash balance, beginning of period                     20,038            -                   -
                                                    --------          ------         --------
Cash balance, end of period                         $112,985      $     -            $112,985
                                                    ========          ======         ========

The accompanying notes are an integral part of these financial statements.

                         INTERNATIONAL POWER GROUP, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2005
                                   (Unaudited)


1.  BASIS OF PRESENTATION

Organization

The unaudited interim financial statements of International Power Group, Ltd. as of June 30, 2005 and for the three and six month periods ended June 30,2005 and June 30, 2004 have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods. The results of operations for the six months ended June 30, 2005 are not necessarily indicative of the results to be expected for the full year ended December 31, 2005.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading. The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2004.


2.  SUPPLEMENTARY CASH FLOWS INFORMATION


There was no cash paid for either interest or income taxes during either of the periods presented.

The following non-cash financing activity took place during the 2005 period:

On June 15, 2005 the Board of Directors authorized the issuance of 17,000,000 options under the 2005 Stock Plan. Those options were valued based upon a Black-Scholes valuation model; their fair value has been expensed.

The following non-cash investing activity took place during the 2005 period:

The Company issued 3,100,000 shares as part of its investment in Tratamientos Ambientales de Tecate, S.A. de C. V. (TAT), a Mexican corporation.

                         INTERNATIONAL POWER GROUP, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2005
                                   (Unaudited)




 3. COMMON STOCK

A total of 8,920,000 shares of common stock were sold during the 2005 period, yielding proceeds of $253,500. As of June 30, 2005, 2,320,000 of these shares were unissued; the shares were issued in July. Accompanying 6,600,000 of these issued shares were 3,300,000 warrants, each permitting the purchase of a share of stock at $.25 within eighteen months from the time of issuance. This brings the total warrants outstanding to 4,290,000 as of June 30, 2005.

As described in Note #2, an additional 3,100,000 shares were issued in a non-cash transaction.